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                                                                   EXHIBIT 10.43

                                  AMENDMENT OF
                              SETTLEMENT AGREEMENT
                                       AND
                                 GENERAL RELEASE

     AGREEMENT made as of the 10th day of June, 2002, between BENTHOS, INC., a Massachusetts corporation with a usual place of business situated at 49 Edgerton Drive, North Falmouth, Massachusetts 02556 ("Benthos") and RJE INTERNATIONAL, INC., a California corporation with a usual place of business situated at 15375 Barranca Parkway, Suite B107, Irvine, California 92618 ("RJE").

                                   WITNESSETH:

     WHEREAS, Benthos and RJE are parties to a certain Settlement Agreement and General Release, dated October 19, 2001 (the "Settlement Agreement");

     WHEREAS, pursuant to Paragraph 4 of the Settlement Agreement, on or before November 16, 2001, RJE was obligated to deliver certain UCC-3's, releasing the liens on the Returned Products (any capitalized terms used herein which are not specifically defined shall have the same meaning as ascribed in the Settlement Agreement).

     WHEREAS, as a result of such failure to deliver the UCC-3's, RJE was obligated to pay the sum of $110,000 to Benthos on or before November 30, 2001;

     WHEREAS, RJE failed to pay the $110,000 to Benthos and is in default under the Agreement;

     WHEREAS, since October 19, 2001, Benthos has been unable to sell the Returned Products and RJE has not paid Benthos the $110,000 pursuant to Paragraph 8 of the Settlement Agreement;

     WHEREAS, as an accommodation to RJE, Benthos has refrained from filing the Stipulation for Judgment;

     WHEREAS, subject to the terms and conditions hereof, Benthos is willing to waive the default of RJE;

     WHEREAS, Benthos and RJE want to amend the Settlement Agreement and reduce such amendment to writing.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, RJE and Benthos hereby mutually agree as follows.

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         The Settlement Agreement is hereby amended as follows:

         1. In Paragraph 3, on Page 2 of the Settlement Agreement, in the first and second lines the amount "Two Hundred Forty-Five Thousand ($245,000.00) Dollars" is deleted and the amount of "Two Hundred Fifty-Five Thousand ($255,000.00) Dollars is substituted therefor. In addition, the sum of "Two Hundred Thirty-Five Thousand ($235,000.00) Dollars" which begins on the fifth line of paragraph 3 is deleted and the sum of "Two Hundred Forty-Five Thousand ($245,000.00) Dollars" is substituted therefor.

         2. Except for the heading, Paragraph 8 is deleted in its entirety and the following is substituted therefor:

                  "RJE will indemnify and hold Benthos harmless with respect to any claims brought by Comerica Bank-California (formerly Imperial Bank), or their successors in interest against Benthos, which claims arise from or are the result of Benthos selling the Returned Products."

         3. Upon the execution of this Agreement, RJE and Benthos will execute and deliver, or have their respective legal counsel execute and deliver on their behalf, the Amended Stipulation for Entry of Judgment attached hereto as Exhibit A.

         4. This Amendment may be signed using one or more counterparts and by the use of facsimile transmission of signatures. The several executed copies together shall be considered an original and shall be binding on the parties.

         RJE and Benthos hereby ratify, approve and confirm the Settlement Agreement as amended hereby and acknowledge that it is in full force and effect.

                               RJE INTERNATIONAL, INC.



                               By:  ROBERT JECHART
                                    ---------------------------------
                                    Robert Jechart, President and Treasurer

                               BENTHOS, INC.



                               By:  RONALD L. MARSIGLIO
                                    ---------------------------------
                                    Ronald L. Marsiglio, Chief Executive Officer
                                    and President